Exhibit 10.1

AMENDMENT TO COMMERCIAL LOAN AGREEMENT
AND LOAN DOCUMENTS

THIS AMENDMENT (this “Amendment”), made effective as of the ____ day of April, 2008 (the “Effective Date”), is by and among TD BANKNORTH, N. A. (f/k/a Banknorth, N.A.), a national banking association with a business address of 5 Commerce Park North, Bedford, New Hampshire 03110 (the “Bank”); BRANDPARTNERS GROUP, INC., a Delaware corporation (“BPG”) and BRANDPARTNERS RETAIL, INC. (“BPR”), a New Hampshire corporation, each with executive offices at 10 Main Street, Rochester, New Hampshire 03839 (BPG and BPR being jointly, severally, and collectively, the “Borrower”); and GRAFICO INCORPORATED (“GI”) and BUILDING PARTNERS, INC. (“BPI”), each a Delaware corporation, with executive offices at 10 Main Street, Rochester, New Hampshire 03839 (GI and BPG being jointly, severally, and collectively, the “Guarantor”).

R E C I T A L

WHEREAS, the Bank has extended to Borrower certain credit facilities, including a revolving line of credit loan in the maximum principal amount of up to Five Million Dollars ($5,000,000.00) (the “Revolving Line of Credit”) and a term loan in the original principal amount of Two Million Dollars ($2,000,000.00) (the “Term Loan” and collectively with the Revolving Line of Credit, the “Loans”), pursuant to a certain Commercial Loan Agreement dated May 5, 2005, as amended to date (as amended, the “Loan Agreement”), and certain other related documents, instruments, agreements, assignments, and certificates executed and/or delivered in connection with the Loans, as amended to date (as amended, collectively the “Loan Documents”);

WHEREAS, the Loans and all other Obligations of the Borrower to the Bank are guaranteed by GI pursuant to a certain Guaranty Agreement of GI, dated May 5, 2005, as amended to date (as amended, the “GI Guaranty”);

WHEREAS, the Loans and all other Obligations of the Borrower to the Bank are guaranteed by BPG pursuant to a certain Guaranty Agreement of BPG, dated June 15, 2007, as amended to date (as amended, the “BPG Guaranty” and together with the GI Guaranty, individually and collectively, the “Guaranty”);

WHEREAS, the Revolving Line of Credit Maturity Date is May 4, 2008; and

WHEREAS, the Bank, at the request of the Borrower and the Guarantor, has agreed to (i) extend the Revolving Line of Credit Loan as an on demand facility, and (ii) amend the Fixed Charge Coverage Ratio in certain respects, all upon and subject to the terms and conditions of this Amendment. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendment of Revolving Line of Credit. As of the Effective Date, the Loan Agreement shall be and hereby is amended as follows:

(a) Section I of the Loan Agreement shall be deleted in its entirety and replaced with the following new Section I:

“I. REVOLVING LINE OF CREDIT LOAN. The Revolving Line of Credit Loan first described above (the “Revolving Line of Credit Loan”) made available by the BANK to the BORROWER shall be upon and subject to the terms and conditions set forth in the Revolving Credit Promissory Note of near or even date herewith, evidencing such Loan (as the same may be hereafter amended, modified, revised, renewed, or extended, the “Revolving Line of Credit Note”), the other Loan Documents, and this Agreement.

A. Demand Obligation; Annual Review Date. The Revolving Line of Credit Loan constitutes a demand obligation which shall be subject to internal review and renewal by the BANK in its sole discretion on April 30, 2009, and if renewed, annually thereafter on each April 30th following a renewal (each such date, a “Review Date”). IF THE REVOLVING LINE OF CREDIT LOAN IS NOT RENEWED BY THE BANK AS AFORESAID ON ANY REVIEW DATE, THE ENTIRE AMOUNT OF OUTSTANDING PRINCIPAL, ACCRUED INTEREST AND OTHER CHARGES PAYABLE HEREUNDER AND UNDER THE REVOLVING CREDIT NOTE SHALL BE DUE AND PAYABLE BY THE BORROWER ON SUCH DATE ABSENT EARLIER DEMAND. THE BORROWER ACKNOWLEDGES AND AGREES THAT THE BANK HAS NO OBLIGATION OR COMMITMENT TO RENEW THE REVOLVING LINE OF CREDIT LOAN ON ANY REVIEW DATE.

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B. Maximum Available Amount. The maximum amount available to the BORROWER from time to time under the Revolving Line of Credit Loan (the “Maximum Available Amount”) shall be the lesser of (1) Five Million Dollars ($5,000,000.00) or (2) an amount equal to (a) Seventy Percent (70%) of Acceptable Accounts (as hereinafter defined) plus (b) the lesser of (i) One Million Dollars ($1,000,000.00), or (ii) Fifty Percent (50%) of Costs in Excess of Billings (as hereafter defined). For purposes of this Agreement, “Acceptable Accounts” shall mean those of BPG’s and its wholly owned subsidiaries’ accounts and accounts receivable as the BANK determines to be satisfactory, in the BANK's reasonable discretion and “Costs in Excess of Billings” shall mean the expected revenue to be generated pursuant to contracts for services performed or goods sold which have not yet been billed but would otherwise be deemed Acceptable Accounts once billed (“Revenue in Progress” or “RIP”) as the BANK determines to be satisfactory, in the BANK’s reasonable discretion. Subject to the foregoing, “Acceptable Accounts” and “Costs in Excess of Billings” shall not include any amounts subject to retainage or service charges or sales or other taxes and shall be limited to accounts and/or RIP: (i) which arise in the ordinary course of BPG’s and its wholly owned subsidiaries’ business from BPG’s and its wholly owned subsidiaries’ performance of services or sale of goods which have been performed or sold; (ii) which are less than one hundred twenty (120) days old from date of invoice (or date of performance of services or goods delivered with respect to RIP and Costs in Excess of Billings) (in the event that fifty percent (50%) of the accounts receivable from a particular account debtor are sixty (60) days or more old from invoice date, all of the accounts receivable from that particular account debtor shall be excluded from Acceptable Accounts and all of RIP with respect to that particular account debtor shall be excluded from Costs in Excess of Billings); (iii) which are not evidenced by a promissory note or other instrument; (iv) which are payable in U.S. Dollars; (v) which are owed by any customer whose principal place of business is within the United States; (vi) which are owed by any corporation or other entity other than one which is related to BORROWER, or is of common ownership with BORROWER, or could be treated as a member of the same controlled group of corporations of which BORROWER is a member; (vii) which constitute valid, binding, and enforceable obligations of customers which are not subject to any claim, counterclaim, set off, credit, allowance, or chargeback; (viii) as to which BPG and its wholly owned subsidiaries has received no notice and has no knowledge as to whether the customer (or any guarantor or endorser thereof) is bankrupt or insolvent, or any other facts which make the collection of the account or RIP doubtful; (ix) which are not owed by any person employed by, or salesman of, BPG and its wholly owned subsidiaries; (x) which do not arise out of the sale by BPG and its wholly owned subsidiaries of goods consigned or delivered to BPG and its wholly owned subsidiaries on “sell or return” terms (whether or not compliance has been made with Section 2-326 of the UCC); and (xi) which do not arise out of any sale made on a “bill and hold”, dating, or delayed shipping basis. Notwithstanding the foregoing, Acceptable Accounts shall also include the accounts listed on Schedule C annexed hereto notwithstanding that said accounts may have billing that exceeds one hundred twenty (120) days from the date of invoice or have in excess of fifty (50%) percent of the accounts receivable from a particular account sixty (60) days or more old from invoice date provided that any such account shall still be excluded if it has billings that exceed one hundred eighty (180) days from the date of invoice. Accounts payable by BPG and its wholly owned subsidiaries to any customer shall be netted against accounts and RIP due from such customer. The BORROWER agrees that the BANK may, at any time or times, lower the stated percentage of Acceptable Accounts or Costs in Excess of Billings for purposes of determining the maximum available amount under the Revolving Line of Credit Loan as the BANK may determine in a commercially reasonable manner to be appropriate based upon any material deterioration of the BORROWER's condition, financial or otherwise, and/or of the condition or quality of the Collateral. The acceptance of or characterization by the BANK of any account as an Acceptable Account of any RIP includable in Costs in Excess of Billings shall not be deemed a determination by the Bank as to their respective actual values nor in any way obligate BANK to accept any account or RIP arising subsequently from such customer to be, or to continue to deem such account to be, an Acceptable Account, or such RIP includable in Costs in Excess of Billings. All accounts and RIP of BPG and its wholly owned subsidiaries, whether or not Acceptable Accounts or Costs in Excess of Billings, as the case may be, shall constitute Collateral under the Security Agreement. On a monthly basis, within fifteen (15) days of each month end, BORROWER shall deliver a certificate to BANK which sets forth a calculation of the maximum amount available under clause (2) of this Section I. A and which shall be accompanied by a reconciliation of accounts receivable and RIP and aging reports therefor, all in a form and detail reasonably acceptable to the BANK and prepared on a consistent basis by the BORROWER.

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C. Advances. The Revolving Line of Credit Loan shall be disbursed, advanced, readvanced, and repaid as provided in the Revolving Line of Credit Note and this Agreement. Through and until demand of repayment, BORROWER may request advances orally or in writing from time to time in accordance with such procedures as the BANK may from time to time specify in an amount such that the aggregate amounts outstanding under the Revolving Line of Credit Loan do not exceed the Maximum Available Amount. The BANK shall be under no obligation to make any advance (automatic or otherwise) at any time or times during which an Event of Default has occurred and is existing under this Agreement or the Loan Documents, or if any condition exists which, if not cured, would with the passage of time or the giving of notice, or both, constitute such an Event of Default. At the time of each advance and readvance under the Revolving Line of Credit Loan, the BORROWER shall immediately become indebted to the BANK for the amount thereof. Each such advance or readvance may be credited by the BANK to any deposit account of BORROWER with the BANK, be paid to BORROWER, or applied to any Obligation, as the BANK may in each instance elect. BORROWER authorizes the BANK to charge any account which BORROWER maintains with the BANK for any payments which BORROWER may or must make, or customarily makes, to the BANK from time to time.

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D. Payment of Principal. The BORROWER shall make payments of principal under the Revolving Line of Credit Loan from time to time in such amounts as is required to maintain the outstanding principal thereunder at or below the Maximum Available Amount. IN ANY EVENT, THE ENTIRE AMOUNT OF OUTSTANDING PRINCIPAL, ACCRUED INTEREST AND OTHER CHARGES PAYABLE UNDER THE REVOLVING LINE OF CREDIT LOAN SHALL BE DUE AND PAYABLE BY THE BORROWER ON DEMAND BY THE BANK.

E. Interest Rate. The principal balance outstanding from time to time under the Revolving Line of Credit Loan shall bear interest in accordance with the provisions of Section III below and the Revolving Line of Credit Note. Interest shall be calculated and accrue daily on the basis of actual days elapsed over a three hundred sixty (360) day banking year.

F. Purposes. Amounts advanced and readvanced to BORROWER under the Revolving Line of Credit Loan shall be used solely for BORROWER’s ordinary working capital needs.

G. Revolving Line of Credit Loan Management. Set forth on Schedule A are additional terms and conditions relating to the management of the Revolving Line of Credit Loan.”

(b) The “Schedule C” attached hereto as Exhibit A shall be included as part of the Loan Agreement and identifies the accounts mentioned in the new Section I.B of the Loan Agreement set forth above in subsection (a).

(c) The third sentence of Section III.C of the Loan Agreement shall be deleted in its entirety and replaced with the following new third sentence:

“BORROWER may select the LIBOR Rate for a LIBOR Advance under a Loan for a period of one (1) month with respect to such LIBOR Advance (but in no event beyond the date upon which the entire remaining principal balance of a Loan is payable in full or is required to be reduced to zero, if such a date is established respecting a Loan, or the maturity upon acceleration of a Loan, if such Loan has been accelerated by the BANK following the occurrence of an Event of Default).”

(d) Section I of Schedule B of the Loan Agreement shall be amended by deleting the provisions with respect to the “Prepayment Fee”.

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(e) Contemporaneously with the execution and delivery of this Amendment, Borrower shall execute and deliver to Bank the Amended and Restated Revolving Line of Credit Promissory Note attached hereto as Exhibit A.

2. Amendment of Financial Covenant. As of the Effective Date, Paragraph B. of Section III of Schedule B of the Loan Agreement shall be and hereby is deleted in its entirety and replaced with the following:

“B. BPG and its wholly owned subsidiaries, including GUARANTOR, on a consolidated basis, shall maintain a Fixed Charge Coverage Ratio (as hereinafter defined) of not less than 1.25:1 as of the end of each of BORROWER’s fiscal quarters, beginning with the fiscal quarter ending March 31, 2008. “Fixed Charge Coverage Ratio” means the ratio of (a) EBITDA (as hereinafter defined), minus the sum of taxes, dividends, and non-financed capital expenditures paid in cash, for the applicable period (as determined in accordance with the provisions set forth below) ending on the date of determination, to (b) the sum of cash interest expense, required scheduled principal payments on the current portion of capitalized lease obligations, and the remaining scheduled principal payments due the BANK from the BORROWER pursuant to the Term Loan, all for the twelve (12) month period ending on the date of determination. “EBITDA” means the BORROWER’s, including their wholly owned subsidiaries, net income (not inclusive of non-recurring expenses) on a consolidated basis, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, amortization and other non-cash charges, for the period determined in accordance with the following: (i) for the fiscal quarter ending March 31, 2008, EBITDA shall be determined by annualizing the results of operations for such fiscal quarter; (ii) for the fiscal quarter ending June 30, 2008, EBITDA shall be determined by annualizing the results of operations for such fiscal quarter and for the fiscal quarter ending March 31, 2008; (iii) for the fiscal quarter ending September 30, 2008, EBITDA shall be determined by annualizing the results of operations for such fiscal quarter and for the fiscal quarters ending March 31, 2008 and June 30, 2008, and (iv) for the fiscal quarter ending December 31, 2008 and for each fiscal quarter thereafter, EBITDA shall be determined based upon actual results of operations for the four (4) fiscal quarter period then ending.”

3. Permitted Subordinated Debt. Borrower represents and warrants to Bank that, as of the Effective Date, (a) the amount of the Permitted Subordinated Debt is at least $6,375,000.00 consisting of principal in the amount of $5,000,000.00 and the balance consisting of accrued, but unpaid, interest, and (b) the maturity date of the Permitted Subordinated Debt is on or after October 22, 2009. Borrower shall provide written evidence of the same to Bank.

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4. Reaffirmation of Representations and Warranties. Borrower and Guarantor hereby confirm, reassert, and restate all of their respective representations and warranties under the Loan Agreement and the Loan Documents as of the date hereof.

5. Reaffirmation of Affirmative Covenants. Borrower and Guarantor hereby confirm, reassert, and restate all of their respective affirmative covenants as set forth in the Loan Agreement and the Loan Documents as of the date hereof.

6. Reaffirmation of Negative Covenants. Borrower and Guarantor hereby confirm, reassert, and restate all of their respective negative covenants as set forth in the Loan Agreement and the Loan Documents as of the date hereof.

7. Further Representation and Warranties. The Borrower and Guarantor, jointly and severally, further represent and warrant to the Bank as follows:
(a) The execution, delivery and performance of this Amendment and the documents executed and delivered pursuant hereto (collectively, the “Amendment Documents”) are within the power of the Borrower and Guarantor and are not in contravention of law, Borrower’s or Guarantor’s Articles or Certificates of Incorporation or By-laws, or the terms of any other documents, agreements or undertaking to which the Borrower or Guarantor are a party or by which the Borrower or Guarantor are bound. No approval of any person, corporation, governmental body or other entity not provided herewith is required as a prerequisite to the execution, delivery and performance by Borrower and Guarantor of the Amendment Documents or any of the documents submitted to the Bank in connection with the Amendment Documents to ensure the validity or enforceability thereof.

(b) All necessary corporate and other action has been taken by the Borrower and Guarantor to authorize the execution, delivery and performance of the Amendment Documents which, when executed on behalf of the Borrower and Guarantor, will constitute the legally binding obligations of the Borrower and Guarantor, enforceable in accordance with their respective terms.

8. No Other Modifications. Except as specifically modified or amended herein or hereby, all of the terms and conditions of each of the Loans, the Loan Agreement, and the Loan Documents, remain otherwise unchanged, and in full force and effect, all of which are hereby confirmed and ratified by the parties hereto.

9. Bank Fee. For and in consideration of the Bank entering into this Amendment, the Borrower shall pay to the Bank a fee in the amount of Twenty-Five Thousand Dollars ($25,000.00), due and payable in full on the Effective Date. Borrower consents to Bank charging Borrower's Revolving Line of Credit loan account for any such fee.

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10.  Costs and Expenses of Bank. The Borrower agrees to reimburse the Bank for all reasonable costs, expenses, and fees, including attorneys' fees, associated with the documentation of this Amendment. Borrower consents to Bank charging Borrower's Revolving Line of Credit loan account for any such costs, expenses and fees.

11. Counterparts. This Amendment may be executed in several counterpart copies. Each such counterpart copy shall be deemed an original, but all of such copies together shall constitute one and the same agreement.

[SIGNATURE PAGES FOLLOW.]

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment effective as of the date first set forth above.

WITNESSES:	BANK:
TD BANKNORTH, N.A.

	By:	/s/ John Mercier
John Mercier, Senior Vice President

BORROWER:
BRANDPARTNERS GROUP, INC.

	By:	/s/ James F. Brooks
James Brooks

	Title:	CEO

BRANDPARTNERS RETAIL, INC.

	By:	/s/ James F. Brooks
James Brooks

	Title:	CEO

GUARANTOR:
GRAFICO INCORPORATED

	By:	/s/ James F. Brooks
James Brooks

	Title:	CEO

BUILDING PARTNERS, INC

	By:	/s/ James F. Brooks
James Brooks

	Title:	CEO

EXHIBIT A

TD BANKNORTH, N.A.
COMMERCIAL LOAN AGREEMENT
SCHEDULE C

1.	Bank of America
2.	Sun Trust Bank
3.	National City
4.	Comerica
5.	Sovereign
6.	Am South
7.	Regions Bank
8.	M&T Bank
9.	Any other account that is deemed credit worthy by the BANK in its sole discretion

EXHIBIT B

Amended and Restated Promissory Note (see attached)

AMENDED AND RESTATED
REVOLVING LINE OF CREDIT PROMISSORY NOTE

$5,000,000.00	Manchester, NH	April ___, 2008

FOR VALUE RECEIVED, BRANDPARTNERS GROUP, INC., a Delaware corporation, and BRANDPARTNERS RETAIL, INC., a New Hampshire corporation, each with executive offices at 10 Main Street, Rochester, New Hampshire 03839 (collectively, the “Borrower”), jointly and severally promise to pay to the order of TD BANKNORTH, N. A., f/k/a Banknorth, N.A., a national banking association with a business address of 5 Commerce Park North, Bedford, New Hampshire 03110 (the “Bank”), at such address, or such other place or places as the holder hereof may designate in writing from time to time hereafter, the maximum principal sum of FIVE MILLION DOLLARS ($5,000,000.00), or so much thereof as may be advanced or readvanced by the Bank to the Borrower from time to time hereafter (such amounts defined as the “Debit Balance” below), together with interest as provided for hereinbelow, in lawful money of the United States of America.

The Borrower's “Debit Balance” shall mean the debit balance in an account on the books of the Bank, maintained in the form of a ledger card, computer records or otherwise in accordance with the Bank's customary practice and appropriate accounting procedures wherein there shall be recorded the principal amount of all advances made by the Bank to the Borrower, all principal payments made by the Borrower to the Bank hereunder, and all other appropriate debits and credits.

Under the Revolving Line of Credit Loan evidenced by this Note (the “Line of Credit”), the Bank agrees to lend to the Borrower, and the Borrower may borrow, up to the maximum principal sum provided for in this Note, all in accordance with and subject to the terms, conditions, and limitations of this Note and the Commercial Loan Agreement dated May 5, 2005 entered into by and between the Borrower and the Bank, and as said agreement had been, and may be further, amended from time to time (collectively, as amended, the “Loan Agreement”). The holder of this Note is entitled to all of the benefits and rights of the Bank under the Loan Agreement. However, neither this reference to the Loan Agreement nor any provision thereof shall impair the absolute and unconditional obligation of the Borrower to pay the principal and interest of this Note as herein provided. Terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

The Borrower shall make requests for advances under this Note as provided in the Loan Agreement. The Borrower agrees that the Bank may make all advances under this Note by direct deposit to any demand account of the Borrower with the Bank or in such other manner as may be provided in the Loan Agreement, and that all such advances shall represent binding obligations of the Borrower.

The Borrower acknowledges that this Note is to evidence the Borrower's obligation to pay its Debit Balance, plus interest and any other applicable charges as determined from time to time, and that it shall continue to do so despite the occurrence of intervals when no Debit Balance exists because the Borrower has paid the previous existing Debit Balance in full.

Interest shall be calculated and accrue daily, based on the actual days elapsed over a three hundred sixty (360) day banking year, on the unpaid principal balance outstanding from time to time under this Note. The unpaid principal balance outstanding hereunder from time to time shall bear interest at a variable annual rate equal to the Prime Rate as defined and determined under the Loan Agreement from time to time. Each time the Prime Rate changes, the interest rate hereunder shall change contemporaneously with such change in the Prime Rate effective as of the opening of business on the date of change. The Borrower acknowledges that the Prime Rate is used for reference purposes only as an index and is not necessarily the lowest interest rate charged by the Bank on commercial loans. Under and subject to the terms of the Loan Agreement, the Borrower may also elect to have a LIBOR based rate apply to all or a portion of the outstanding principal under this Note.

The Debit Balance shall be payable in accordance with the Loan Agreement, provided that in any event the entire principal balance plus accrued interest thereon and other charges related thereto shall be due and payable ON DEMAND. Through and until demand, the Borrower shall make payments of interest monthly in arrears commencing thirty (30) days from the date hereof (or on any day within 30 days of the date hereof agreed to by the Borrower and the Bank to provide for a convenient payment date) and continuing on the same date of each month thereafter through and until the earlier of the acceleration of this Note upon an Event of Default as provided herein below or demand, whereupon all principal, accrued and unpaid interest, and any other charges provided for hereunder, shall be due and payable in full. In the event that the Line of Credit is renewed, this Note shall thereafter continue to evidence amounts advanced and due under the Line of Credit as renewed.

This Note is being executed and delivered in accordance with the terms of the Loan Agreement and the documents defined therein as the “Loan Documents”. The payment and performance of the obligations contained in the Loan Documents are secured by the collateral granted to the Bank therein (the “Collateral”) and the security granted to the Bank in the Loan Documents.

At the option of the Bank, this Note shall become immediately due and payable in full, without further demand or notice, if any payment of interest or principal is not made when due or upon the occurrence of any other Event of Default under the terms hereof, under the Loan Agreement, or under any of the other Loan Documents.

The holder may impose upon the Borrower a delinquency charge of five percent (5%) of the amount of interest not paid on or before the tenth (10th) day after such installment is due. The entire principal balance hereof, together with accrued interest, shall after the occurrence and during the continuance of an Event of Default under the Loan Agreement or maturity, whether by demand, acceleration or otherwise, bear interest at the Prime Rate plus an additional five and twenty-five hundredths percent (5.25%) per annum.

The Borrower agrees that any other property upon or in which the Borrower has granted or hereafter grants the holder a mortgage or security interest, securing the payment and performance of any other liability of the Borrower to the holder, shall also constitute collateral securing this Note.  Borrower hereby grants to Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by Borrower), Bank may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

The Borrower, and every maker, endorser, or guarantor of this Note, jointly and severally, agree to pay on demand all reasonable out-of-pocket costs of collection hereof, including reasonable attorneys' fees, whether or not any foreclosure or other action is instituted by the holder in its discretion.

No delay or omission on the part of the holder in exercising any right, privilege or remedy shall impair such right, privilege or remedy or be construed as a waiver thereof or of any other right, privilege or remedy. No waiver of any right, privilege or remedy or any amendment to this Note shall be effective unless made in writing and signed by the holder. Under no circumstances shall an effective waiver of any right, privilege or remedy on any one occasion constitute or be construed as a bar to the exercise of or a waiver of such right, privilege or remedy on any future occasion.

The acceptance by the holder hereof of any payment after any default hereunder shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any rights of the holder hereof under this Note.

All rights and remedies of the holder, whether granted herein or otherwise, shall be cumulative and may be exercised singularly or concurrently, and the holder shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of New Hampshire. The holder shall have no duty as to the collection or protection of the Collateral or of any income thereon, or as to the preservation of any rights pertaining thereto beyond the safe custody thereof. Surrender of this Note, upon payment or otherwise, shall not affect the right of the holder to retain the Collateral as security for the payment and performance of any other liability of the Borrower to the holder in accordance with the provisions of the Loan Documents.

The Borrower, and every maker, endorser, or guarantor of this Note, hereby jointly waive, to the fullest extent permitted by law, presentment, notice, protest and all other demands and notices and assents (1) to any extension of the time of payment or any other indulgence, (2) to any substitution, exchange or release of Collateral, and (3) to the release of any other person primarily or secondarily liable for the obligations evidenced hereby.

This Note and the provisions hereof shall be binding upon the Borrower and the Borrower's heirs, administrators, executors, successors, legal representatives and assigns and shall inure to the benefit of the holder, the holder's heirs, administrators, executors, successors, legal representatives and assigns.

The word “holder” as used herein shall mean the payee or endorsee of this Note who is in possession of it, or the bearer, if this Note is at the time payable to the bearer.

Upon receipt of an affidavit of an officer of Bank as to the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Note, Borrower will issue, in lieu hereof, a replacement note in the same principal amount thereof and otherwise of like tenor.

This Note may not be amended, changed or modified in any respect except by a written document which has been executed by each party. This Note constitutes a New Hampshire contract to be governed by the laws of such state and to be paid and performed therein.

The provisions of this Note are expressly subject to the condition that in no event shall the amount paid or agreed to be paid to the holder hereunder and deemed interest under applicable law exceed the maximum rate of interest on the unpaid principal balance hereunder allowed by applicable law, if any, (the “Maximum Allowable Rate”), which shall mean the law in effect on the date hereof, except that if there is a change in such law which results in a higher Maximum Allowable Rate being applicable to this Note, then this Note shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provisions of this Note results in the interest rate hereunder being in excess of the Maximum Allowable Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If notwithstanding the foregoing, the holder receives an amount which under applicable law would cause the interest rate hereunder to exceed the Maximum Allowable Rate, the portion thereof which would be excessive shall automatically be applied to and deemed a prepayment of the unpaid principal balance hereunder and not a payment of interest.

BORROWER AND BANK (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH OF BANK AND BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS NOTE AND MAKE THE LOAN.

This Note is executed and delivered in replacement of, but not in novation or discharge of, the Borrower’s revolving credit promissory note dated May 5, 2008 payable to the order of the Bank in the original principal amount of Five Million and 00/100 Dollars ($5,000,000.00) (the “Prior Note”). The indebtedness originally evidenced by the Prior Note is a continuing indebtedness now evidenced by this Note, and secured by all of the collateral securing the Prior Note. Nothing herein contained shall be construed to deem such Prior Note paid, or to release or terminate any lien, mortgage or security interest given to secure such Prior Note.

[SIGNATURE PAGE FOLLOWS]

Executed and delivered as of the date set forth above.

WITNESSES:		BORROWER:

BRANDPARTNERS GROUP, INC.

		By:	/s/ James F. Brooks
James Brooks

		Title:	CEO

BRANDPARTNERS RETAIL, INC.

		By:	/s/ James F. Brooks
James Brooks

		Title:	CEO

ACCEPTED BY:

TD BANKNORTH, N.A.

By:	/s/ John Mercier
John Mercier, Senior Vice President